Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of January 30, 2024 (this “Amendment”), is by and among DOCGO INC., a Delaware corporation (the “Borrower”) and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swingline Lender and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 1, 2022 (as amended, restated, amended and restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent is willing to make such amendments to the Credit Agreement in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
AMENDMENTS TO CREDIT AGREEMENT
1.1    Amendment to Section 7.06(c). Section 7.06(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(c)    the Borrower may purchase, redeem or otherwise acquire Equity Interests pursuant to and in accordance with the Borrower’s stock repurchase program as in effect on the Closing Date or any replacement stock repurchase program that is substantially similar to such plan in effect on the Closing Date (or any renewals or extensions of such plan or replacement plan, as applicable) in an aggregate amount not to exceed $40,000,000 so long as both before and after giving effect to such purchase, redemption or other acquisition of Equity Interests, (i) the Borrower shall be in Pro Forma Compliance with the financial covenants set forth in Section 7.11, (ii) no Default shall have occurred and be continuing or would result therefrom and (iii) the Consolidated Net Leverage Ratio shall be at least 0.50 to 1.0 less than the then applicable level set forth in Section 7.11, calculated using the same Measurement Period used to determine Pro Forma Compliance;
Article 2
CONDITIONS TO EFFECTIVENESS
This Amendment shall be deemed effective as of the date first above written (the “First Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

2.1    Executed Loan Documents. The Administrative Agent shall have received a copy of this Amendment, duly executed by the Borrower and the Administrative Agent.
2.2    Confirmation as to Required Lender Action. The Administrative Agent shall not have received, within five (5) Business Days of the date of notice of this Amendment (which notice shall take the form of a posting on the Platform of this Amendment for Lender consideration), a written notice from the Required Lenders stating that such Required Lenders object to this Amendment.
2.3     Default. No Default or Event of Default shall exist.
2.4    Fees, Costs and Expenses. The Administrative Agent shall have received from Borrower (or Borrower shall have caused to be paid) the fees, costs and expenses that are payable under this Amendment (including any letter agreement between the Administrative Agent and the Borrower) in connection with the consummation of the transactions contemplated hereby and Holland & Knight LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.
2.5    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
Article 3
MISCELLANEOUS
3.1    Amended Terms. On and after the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
3.2    Representations and Warranties of Borrower. Borrower represents and warrants as follows:
(a)    It has taken all necessary corporate or organizational action to authorize the execution, delivery and performance of this Amendment.
(b)     This Amendment has been duly executed and delivered by Borrower and constitutes Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
(d)    The representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the First Amendment Effective Date and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the First Amendment Effective Date, and the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.
(e)    No event has occurred and is continuing which constitutes a Default or an Event of Default.
(f)    The Obligations are not reduced or modified by this Amendment and all payments with respect to such Obligations are not subject to any offsets, defenses or counterclaims, except as expressly provided in the Credit Agreement.
3.3    Reaffirmation of Obligations. Borrower hereby ratifies the Credit Agreement and each other Loan Document to which it is a party, and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each such Loan Document applicable to it, (b) that it is responsible for the observance and full performance of its Obligations and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge Borrower’s obligations under the Loan Documents.
3.4    Reaffirmation of Security Interests. Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting, (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect, or constitute or establish a novation of, any of the Liens granted in or pursuant to the Loan Documents, (c) the Security Agreement shall continue in full force and effect and is hereby ratified and confirmed; (d) Borrower as of the date hereof has no defenses, off-sets or counterclaims to or against enforcement of the Security Agreement by the Administrative Agent in accordance with its terms; and (e) none of the agreements contained in the Credit Agreement or any other document or instrument executed in connection therewith will limit, impair or otherwise affect any of Borrower’s agreements, undertakings or obligations under the Security Agreement.
3.5    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
3.6    Expenses. The Borrower agrees to pay all reasonable and documented costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented fees and expenses of the Administrative Agent’s legal counsel.
3.7    Further Assurances. The Borrower agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
3.8    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
3.9    Counterparts; Delivery. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart.
3.10    GOVERNING LAW. THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
3.12    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:
DOCGO INC.

By:_/s/ Norman Rosenberg_______________
Name: Norman Rosenberg
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,

By:_/s/ Matthew Cataldi_____________________
Name: Matthew Cataldi
Title: Authorized Signer